Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FORTIVE CORPORATION

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Fortive Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.    The Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate”) is hereby amended as follows:

Section 6.03 of Article VI of the Amended and Restated Certificate is hereby amended in its entirety to read as follows:

“Section 6.03 Special Meetings. Unless otherwise required by law or the terms of any resolution or resolutions adopted by the Board providing for the issuance of a class or series of the Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by the Secretary upon a written request delivered to the Secretary by (i) the Board as set forth in the Corporation’s Bylaws, (ii) the Chairman of the Board, (iii) the Chief Executive Officer of the Corporation, or (iv) the holders of record who “Own” (as such term is defined in Section 2.12 of Article II of the Bylaws of the Corporation) at least twenty-five percent (25%) of the outstanding shares of Common Stock and who have complied in full with the requirements set forth in the Bylaws of the Corporation. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).”

2.    The foregoing amendment to the Amended and Restated Certificate was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this 8th day of June, 2021.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name: Daniel B. Kim
Title: VP – Associate General Counsel and Secretary